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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2000



                              E-TEK DYNAMICS, INC.
               (Exact name of registrant as specified in charter)



        Delaware                    000-25103             59-2337308
        (State or other      (Commission File Number)     (IRS Employer
        jurisdiction of                                   Identification No.)
        incorporation)



                     1865 Lundy Avenue, San Jose, California
                    (Address of principal executive offices)

                                      95131
                                   (Zip Code)

       Registrant's telephone number, including area code: (408) 546-5000

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ITEM 5. OTHER EVENTS

        On May 19, 2000 the Board of Directors of E-TEK Dynamics, Inc. elected to grant voting rights in E-TEK to the outstanding Series A Exchangeable Shares ("Exchangeable Shares") (other than E-TEK and its subsidiaries) of E-TEK's partially-owned subsidiary Lundy Technology Co., an unlimited company formed under the laws of Nova Scotia (the "Holders").

        In connection therewith, the Board of Directors designated a new series of Preferred Stock, Special Voting Preferred Stock, and issued and sold one share of Special Voting Preferred Stock to a trustee (the "Trustee") of a Voting Trust, pursuant to a Voting Trust Agreement dated May 23, 2000. The Special Voting Stock is entitled to a number of votes for the election of directors and all matters submitted to E-TEK stockholders equal to the number of votes a holder of Exchangeable Shares would be entitled to if all such Exchangeable Shares at the record date for determination of the stockholder entitled to vote on such matters (or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited) were exchanged for shares of E-TEK pursuant to the terms of the Exchangeable Shares. The Special Voting Stock has no dividend or conversion rights, is not redeemable, and shall receive in a liquidation $1.00 together with payment to holders of common stock and any other class of stock ranking equally with the Special Voting Preferred Stock, in preference to any payment to holders of any stock ranking junior to the Special Voting Preferred Stock. The Special Voting Preferred Stock will automatically be deemed cancelled at such time as there are no Exchangeable Shares of Lundy outstanding which are held of record by Holders other than E-TEK.

        The Voting Trust Agreement provides that the Trustee shall vote the shares on the basis of instructions received from the Holders, in proportion to their holdings of Exchangeable Shares.

        This description of the Special Voting Preferred Stock is a summary only and is qualified in its entirety by reference to the Certificate of Designations of the Special Voting Preferred Stock, a copy of which is attached hereto as an Exhibit.

        On June 22 2000, E-TEK Dynamics, Inc. announced that it and JDS Uniphase Corporation entered into a consent decree with the United States Department of Justice which provides that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been terminated with respect to E-TEK's proposed merger with Rainbow Acquisition, Inc., a wholly owned subsidiary of JDS Uniphase. A press release describing the terms of the consent decree and the Stipulation and Order and proposed Final Judgment are attached as exhibits hereto and incorporated by reference herein. The merger remains subject to approval by E-TEK stockholders and other customary conditions to closing.

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        In addition, Michael Fitzpatrick announced on June 26, 2000 that he has elected not to join the Board of Directors of JDS Uniphase upon the closing of the merger. Mr. Fitzpatrick intends to assist E-TEK following the closing in its integration with JDS Uniphase.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits.


Exhibit
Number         Document
------         --------
3.1            Certificate of Designations of the Special Voting Preferred Stock
3.2            Certificate of Incorporation
99.1           Press Release entitled "JDS Uniphase Receives U.S. Justice Department
               Clearance for merger with E-TEK Dynamics"
99.2           Stipulation and Order
99.3           Proposed Final Judgment


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 26,2000                     E-TEK DYNAMICS, INC.

                                         By: /s/ Sanjay Subhedar

                                         Sanjay Subhedar
                                         Chief Operating Officer and Chief
                                         Financial  Officer



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                                INDEX TO EXHIBITS

Exhibit
Number         Document
------         --------
3.1            Certificate of Designations of the Special Voting Preferred Stock
3.2            Certificate of Incorporation
99.1           Press Release entitled "JDS Uniphase Receives U.S. Justice Department
               Clearance for merger with E-TEK Dynamics"
99.2           Stipulation and Order
99.3           Proposed Final Judgment



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